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                                                                   EXHIBIT 10.12


                    TRADEMARK & TRADE NAME LICENSE AGREEMENT


Agreement (this "AGREEMENT") made as of this 16th day of August, 1995 by and between OAKHURST HOLDINGS, INC. (hereinafter referred to as "Licensor"") and STEEL CITY PRODUCTS, INC. referred to as "Licensee").


                                   BACKGROUND

Licensor is the owner of the trade name(s) and trademark(s) STEEL CITY PRODUCTS (hereinafter referred to as the "Intangibles") and Licensee wishes to obtain a license thereto so that it may use the same in the conduct of its business.

THEREFORE, for and in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:


13. Grant of License. Licensor hereby grants to Licensee the exclusive right to use the Intangibles for the purpose of soliciting and transacting its business.

14. License Fee. Licensee shall pay Licensor within thirty days after the end of each of Licensee's fiscal quarters, a licensee fee of ONE PERCENT (1.0%) of the gross sales made by Licensee during such quarter.

15. Incontestability. Licensee shall at no time question or contest the validity of the Intangibles or Licensor's right to.

16. Representations. Licensor represents and warrants to Licensee that as of the date hereof, Licensor is the sole owner of the Intangibles for use in connection with the production, distribution and sale of products.

17.        Infringements.

           (a) If Licensor becomes aware of any infringement of Licensee's rights granted hereunder, it shall notify Licensee thereof and may thereupon at its option, or shall, if so requested by Licensee, take prompt and appropriate action --

                     i. to enjoin and restrain such infringement and to protect Licensee's exclusive rights hereunder to the Intangibles; and

                     ii. to recover for the benefit of Licensee, any damages suffered by Licensee from such infringements;

                     provided, however, that Licensee shall bear the entire cost of any such action, payable from time to time to Licensor as charges are incurred by Licensor in connection therewith.

           (b) Licensee shall extend its full cooperation to Licensor, including the use of Licensee's name in the prosecution and/or settlement of any such litigation. Counsel retained in connection with any such infringement claims or litigation may be selected by Licensor, but shall be subject to the approval of Licensee, which approval shall not be unreasonably withheld.

18. Licensee's Indemnity. Licensee shall defend and indemnify Licensor and shall hold Licensor harmless from and against any and all liabilities, claims and losses asserted by any third party against Licensor in connection with the products or business of Licensee involving the use of the Intangibles provided that such liabilities, claims or losses are not the result of the fault or negligence of Licensor or of a breach by
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           Licensor of any of its obligations, representations or warranties hereunder.

19. No Assignment. Neither party may assign its rights under this Agreement without the prior written approval of the other party.

20. Bankruptcy etc. of Licensee. In the event of the dissolution, insolvency or bankruptcy of Licensee, whether voluntary or involuntary, or if Licensee shall cease to use the Intangibles, or if Licensee shall default in the performance of any other provision of this Agreement and shall have failed to remedy such default within thirty days of receipt of written notice thereof from Licensor, then, in any such event, Licensor shall have the right upon written notice to Licensee to terminate this Agreement.

21. Cooperation. The parties hereto shall execute any and all other documents that may, from time to time, be required to perfect the interests of either of them under this Agreement and the rights and obligations accruing hereto.

22. Registration. Licensor shall, if requested by Licensee, at Licensee's expense, register the Intangibles with the United States Patent and Trade Mark Office to the extent permissible, and thereafter shall renew and maintain such registrations.


In Witness Whereof, the parties have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.


OAKHURST HOLDING COMPANY                 STEEL CITY PRODUCTS, INC.



By:  /s/ Roger M. Barzun                 By:  /s/ Bernard H. Frank
   -----------------------------------      -----------------------------------
    Roger M. Barzun                          Bernard H. Frank
    Senior Vice President                    Chairman & Chief Executive Officer